Exhibit 99.2

3rd Quarter Performance Overview
May 2010

3rd Quarter Highlights
► Continued execution and implementation of strategic initiatives drove a strong quarter
► Net income of $313,000 (for the three months ended March 31, 2011) due to increased volume of interest-
 earning assets, decreased borrowings and lower interest expense on deposits
 ► Net interest margin expanded to 3.60% for the nine months ended March 31, 2011, up from 3.37% for the same period last year
► Significant growth opportunities in the commercial sector
 ► Commercial banking team has been successful in generating both loans and low cost deposits
► Superior asset quality profile as of March 31, 2011
 ► NPAs/ assets of 0.08%
 ► Continued track record of low levels of charge-offs
 ► Reserves/ NPAs of 408.7%
► Significant capital levels
 ► TCE ratio of 23.2%
► Strong aftermarket performance since the 2nd Step conversion in December
 ► Stock up approximately 32% since the 2nd step transaction*
 ► Maintained $0.06 per share quarterly dividend

* As of April 29, 2011.

$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$0
48% CAGR
$26,689
$29,115
$48,225
$106,459
$115,835
6/30/2007
6/30/2008
6/30/2009
6/30/2010
3/31/2011
Total Net Loans

HOME FEDERAL BANCORP INC
Of Louisiana

Continued Loan Growth
► Commercial lending initiatives have resulted in significant loan portfolio growth and diversification
 ► New commercial lending staff was able to rapidly generate quality loans through borrowers with which the lending staff has strong historical relationships
► During the 2nd & 3rd quarters additional lenders were added to the staff
► Loans held for sale have decreased from $13.4 million as of June 30, 2010 to $1.1 million as of March 31, 2011
 (due to expedited procedures for loan sales)

Dollars in thousands

Non-Performing Assets / Total Assets
0.30%
0.25%
0.20%
0.15%
0.10%
0.05%
0.00%
0.00%
0.10%
0.04%
0.23%
0.19%
0.08%
6/30/2006
6/30/2007
6/30/2008
6/30/2009
6/30/2010
3/31/2011
HFBL

	Data as of June 30,					As of March 31,
	2006	2007	2008	2009	2010	2011
NCOs/ Avg Loans (%)	0.0	0.0	0.0	0.0	0.0	0.0
Reserves/ NPAs (%)	NM	202.6	451.9	133.5	135.8	408.7
Texas Ratio (%)	0.0	0.4	0.2	1.1	1.1	0.4

HOME FEDERAL BANCORP INC
Of Louisiana

Strong Asset Quality
► Home Federal’s credit profile has fared significantly better than its peers
 ► Conservative underwriting has resulted in low levels of non-performing loans and net charge-offs
► Since 2009 new commercial lending policies, procedures and systems have been established
► Third party commercial loan review conducted annually
 ► File review conducted monthly
Source: Company filings, SNL Financial.
Texas Ratio defined as (non-performing assets and loans 90 days past due) / (tangible equity and loan loss reserve).

Dollars in thousands
$160,000
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$0
$77,710
$78,359
$86,146
$117,722
$142,079
6/30/2007
6/30/2008
6/30/2009
6/30/2010
3/31/2011
Total Deposits

HOME FEDERAL BANCORP INC
Of Louisiana

Deposit Base
► Home Federal’s initiatives have begun to improve the funding base of the Company
► Total deposits have grown 81% since June 30, 2008
 ► Continue to emphasize increasing commercial deposits and introduce new products to commercial customers and expand our customer base
 ► Established relationship pricing at the bank level
► Deposits are comprised of local relationships

Deposit Growth

$1600
$1400
$1200
$1000
$800
$600
$400
$200
$0
-$200
4.00%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
2.33%
2.58%
3.48%
3.60%
($82)
$515
$670
$1,461
6/30/2008
6/30/2009
6/30/2010
3/31/2011
Net Income
Net Interest Margin

HOME FEDERAL BANCORP INC
Of Louisiana

► As the loan and deposit mix has changed, the net interest margin and earnings have improved
► Earnings are expected to benefit from increased commercial lending efforts
► Home Federal has experienced significant mortgage originations, which has provided meaningful non-interest income
Strong, Consistent Financial Performance

Net Interest Margin Expansion & Net Income
Dollars in thousands
For the Twelve Months Ended
Nine Months Ended
Note: In fiscal year 2008 & 2009, Home Federal incurred related merger and stock issuance expenses of $833,000 and $133,000, respectively.

45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
(5%)
(10%)
12/23/10
1/23/11
2/23/11
3/23/11
4/23/11
HFBL 32%
Peers 11%
Southwest Thrifts 10%
NASDAQ Bank 0%
S&P Bank (3%)

HOME FEDERAL BANCORP INC
Of Louisiana

Stock Price Performance

► Home Federal Bancorp, Inc. of Louisiana stock has significantly out performed peers, southwest thrifts and the broad bank indices since its 2nd step transaction
Price Performance Since 12/23/10
Source: SNL Financial. Pricing data as of April 29, 2011.
Peers include nationwide thrifts with market capitalizations between $30 million and $50 million and assets less than $1 billion.